Exhibit 99(h)(7)

JULIUS BAER INVESTMENT FUNDS
AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

          THIS AMENDMENT, dated as of the 24th day of September 2008, to the Transfer Agent Servicing Agreement dated as of July 19, 2004, as amended (the “Transfer Agent Agreement”), is entered into by and between JULIUS BAER INVESTMENT FUNDS, a Massachusetts trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Agreement; and

WHEREAS, the parties desire to amend the Transfer Agent Agreement to change the name of the Trust and the Funds; and

WHEREAS, Section 9 of the Transfer Agent Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Effective October 13, 2008, Julius Baer Investment Funds will be known as Artio Global Investment Funds. Accordingly, all references to the Julius Bear Investment Funds in the Transfer Agent Agreement shall be replaced with Artio Global Investment Funds.

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Transfer Agent Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

JULIUS BAER INVESTMENT FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Anthony Williams	By:	/s/ Michael R. McVoy

Name:	Anthony Williams	Name:	Michael R. McVoy
Title:	President	Title:	Executive Vice President

By:	/s/ Craig Giunta

Name:	Craig Giunta
Title:	Chief Financial Officer

Amended Exhibit A
to the Transfer Agent Servicing Agreement

Fund Names – effective October 13, 2008

Separate Series of Julius Baer Investment Funds
(to be known as Artio Global Investment Funds effective October 13 2008)

Name of Series

Artio International Equity Fund
Artio International Equity Fund II
Artio Total Return Bond Fund
Artio Global High Income Fund
Artio U.S. Microcap Fund
Artio U.S. Smallcap Fund
Artio U.S. Midcap Fund
Artio U.S. Multicap Fund